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                                                                 Exhibit 21

Subsidiaries of GBC Bancorp                               State of Incorporation
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General Bank                                                     California

GBC Venture Capital, Inc.                                        California

Subsidiaries of General Bank
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GBC Investment & Consulting Company, Inc.                        California

GBC Insurance Services, Inc.                                     California

Southern Counties Escrow                                         California

GBC Leasing Company, Inc.                                        California

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